Exhibit 8.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

November 6, 2026

Synlogic, Inc.

PO Box 30

Winchester, MA 01890

Re:	Sonic Holdco, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as U.S. tax counsel to Synlogic, Inc., a Delaware corporation, (“Synlogic”), in connection with (i) the merger of Sonic Merger Sub, Inc., a Delaware corporation (“Synlogic Merger Sub”) and a direct, wholly owned subsidiary of Sonic Holdco, Inc., a Delaware corporation (“Parent”), with and into Synlogic, with Synlogic surviving as a direct, wholly owned subsidiary of Parent (the “Synlogic Merger”), together with the merger of Yellowstone Merger Sub, Inc. a Delaware corporation (“Caldera Merger Sub”) and direct, wholly owned subsidiary of Parent, with and into Caldera Therapeutics, Inc. a Delaware corporation (“Caldera”), with Caldera surviving as a direct, wholly owned subsidiary of Parent (the “Caldera Merger” and together with the Synlogic Merger, the “Mergers”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 28, 2026, as amended by the Amendment to Agreement and Plan of Merger dated September 10, 2026 (as may be further amended from time to time, the “Merger Agreement”) and (ii) the proposed Synlogic Reverse Stock Split. Unless otherwise indicated, each capitalized term not defined herein shall have the meaning ascribed thereto in the Merger Agreement.

The Mergers will be effected pursuant to the Merger Agreement, which is attached as Annex A to the proxy statement/prospectus included in the registration statement on Form S-4 (Registration No. 333-298868) filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2026, as amended by Amendment No. 1 thereto filed on October 16, 2026, and Amendment No. 2 thereto filed with the Commission on November 6, 2026 (as filed and so amended, the “Registration Statement”). At your request, in connection with the filing of the Registration Statement, we are rendering our opinion concerning the qualification of (i) the Mergers, taken together, as an “exchange” described in Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the proposed Synlogic Reverse Stock Split as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code.

In rendering this opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing, of statements, facts, information, representations, covenants and agreements contained in originals or copies certified or otherwise identified to our satisfaction of the Merger Agreement, the Registration Statement and such other documents, corporate records and other instruments, as

November 6, 2026

we have deemed necessary or appropriate for purposes of this opinion, including officers certificates from an officer of Parent, dated as of November 6, 2026, an officer of Synlogic, dated as of November 6, 2026, and an officer of Caldera, dated as of November 6, 2026, and delivered to us for purposes of this opinion (collectively, the “Officers’ Tax Certificates”). For purposes of rendering our opinion, we have assumed that such statements, facts, information, representations, covenants and agreements are, and will continue to be, accurate and complete without regard to any qualification of knowledge. Our opinion assumes and is expressly conditioned upon, among other things, the initial and continuing accuracy and completeness of the statements, facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Parent, Synlogic and Caldera, including those set forth in the Officers’ Tax Certificates.

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents and all documents submitted to us as certified or photostatic or electronic copies, (v) the authenticity of the originals of such documents, (vi) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (vii) the enforceability (as limited by bankruptcy and other insolvency laws) and, with respect thereto and to any other matter herein to which relevant, any necessary entity power and authority, authorization, execution, authentication, payment and delivery of, under and with respect to all documents to which this opinion letter relates, and (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any document. We also have assumed that the transactions related to the Mergers or contemplated by the Merger Agreement or the Synlogic Reverse Stock Split will be consummated in accordance with the terms and conditions of the Merger Agreement and as described in the Registration Statement, that none of the terms or conditions therein have been waived or modified in any respect prior to the Synlogic Effective Time and that each of the Synlogic Merger and the Caldera Merger will constitute a statutory merger under applicable law. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering our opinion, we have considered applicable provisions of the Code, Treasury regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial authorities, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, could affect our conclusions herein. There can be no assurance that our opinion will be accepted by the IRS or, if challenged, by a court.

Based solely upon and subject to the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we are of the opinion that, under currently applicable U.S. federal income tax law, (i) the Mergers, taken together, should qualify as an “exchange” as described in Section 351(a) of the Code and (ii) the Synlogic Reverse Stock Split will qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the

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Code. Additionally, we hereby confirm that the statements set forth in the Registration Statement under the headings (i) “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Mergers” and (ii) “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Synlogic Reverse Stock Split” to the extent such statements constitute statements of U.S. federal income tax law or legal conclusions with respect thereto, and subject to the assumptions, qualifications and limitation set forth therein, constitute our opinion.

We express no opinion on any issue relating to the tax consequences of the Mergers or the Synlogic Reverse Stock Split contemplated by the Registration Statement other than the opinion expressly set forth above. This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you, and is for your use solely in connection with the Mergers and the Synlogic Reverse Stock Split set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the references in the Registration Statement to us. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.